AMENDED OCT 03, 1991                                                Exhibit 3.1
AMENDED MAR 02, 1994
AMENDED JAN 19, 1995
AMENDED JAN 24, 2003

                           AMENDED AND RESTATED BYLAWS
                        OF GENERAL KINETICS INCORPORATED

l. The principal office of the Corporation shall be in the County of Fairfax, Commonwealth of Virginia or such other place as may be designated by the Board of Directors.

2. The Corporation may also have an office at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                             SHAREHOLDERS' MEETINGS

3. All meetings of the shareholders shall be held at such place as may from time to time be fixed by the Board of Directors and which shall be stated in the notice of the meeting.

4. The annual meeting of the shareholders of the Corporation shall be held at such time during the last quarter of each calendar year as the Board of Directors from time to time shall by resolution direct. At each such annual meeting, a Board of Directors shall be elected and such other business may be transacted as may properly be brought before the meeting.

5. A written or printed notice of the annual meeting of shareholders shall be served upon or mailed to each shareholder entitled to vote thereat, at such address as appears on the books of the Corporation, at least ten days prior to the meeting or on or before such earlier date as the law may require.

6. A special meeting of the shareholders for of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board or the President, by the Board of Directors, or by shareholders together holding at least 40% of the number of shares of the Corporation at the time outstanding and entitled to vote with respect to the business to be transacted at such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

7. Written or printed notice of a special meeting of the shareholders, stating the time, place and object thereof, shall be served upon or mailed to each shareholder entitled to vote thereat at such address as appears on the books of the Corporation at least ten days before such meeting, or on or before such earlier date as the law may require.

8. The holders of a majority in interest of the stock issued and outstanding# having voting power present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute, by the Articles of Incorporation, or by these Bylaws. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat present in person or represented by proxy shall have power by majority vote of those present in person or represented by proxy to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

9. When a quorum is present or represented at any meeting of shareholders# the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. In the election of Directors, those receiving the greatest number of votes of those shareholders present or represented by proxy shall be deemed elected.

10. At any meeting of the shareholders, every shareholder having voting power shall be entitled to vote in person or by proxy appointed by an instrument subscribed by such shareholder or by his duly authorized attorney-in-fact or other lawful representative and delivered to the secretary of the meeting. A proxy shall be revocable only in writing or by attendance by the shareholder in person at the meeting. Each shareholder shall have one vote for each share of stock having voting power registered in his name on the books of the Corporation on the date of the meeting or, if a record date shall have been fixed in advance of such meeting for the determination of the shareholders entitled to notice of and to vote at such meeting, then the determination of entitlement to vote shall be made based upon the date fixed as a record date. Upon majority vote of the shareholders present in person or represented by proxy, the vote on any question shall be by ballot.

                                    DIRECTORS

ll. (a) The number of Directors of the Corporation shall be not fewer than three nor more than eleven. The Board of Directors may determine the size of the Board from time to time, within the limits of the preceding sentence; except that if the number of Board members is established at a number greater than six, then the number of Directors who are employees of the Corporation ("Employee Directors") may not exceed one-third of the number of Directors constituting the whole Board, and in any other case, the number of Employee Directors may not exceed one-half of the number of Directors constituting the whole Board. The Board nay not increase the size of the Board by more than two between annual meetings of shareholders.

     (b) Any vacancy created by an increase in the Board pursuant hereto, up to a maximum of two such vacancies created between annual meetings of the shareholders, may be filled by a majority of Directors then in office. Directors so chosen shall hold office until their qualified successors have been duly elected by the shareholders at their regular meeting held for such purpose.

     (c) Any decrease in the Board of Directors pursuant to section a of this
     Article 11 shall not have the effect of shortening the term of any incumbent Director, nor shall any Director be disqualified for the sole purpose of maintaining the ratio limiting the number of Employee Directors.

     (d) All Directors of the Corporation shall be elected or chosen to serve until their successors have been duly elected or chosen and have qualified.

     (e) Directors need not be shareholders.

     (f) At the first meeting of each newly elected Board, the Board shall appoint a Chairman of the Board from among its members and may appoint a vice Chairman.

     (g) The Chairman of the Board shall preside at all meetings of the shareholders and all meetings of the Board of Directors at which he is present. The Chairman of the Board shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. He shall carry out such other duties as may be assigned by the Board of Directors, including, but not limited to, supervisory management duties. The Chairman shall be an ex officio member of all committees of which he is
     not a member.            -- -------

12. The Directors may hold their meetings and keep the books of the corporation at such place or places as they may from time to time determine.

13. If the office of any Director or Directors becomes vacant by reason of death, resignation, retirement, disqualification, or from any other cause other than removal by the shareholders, the Directors then in office, by a majority vote, may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred. The shareholders at a meeting expressly called for that purpose may, by affirmative vote of shareholders holding a majority of the shares having voting power represented in person or by proxy at such meeting, remove any Director and fill the vacancy caused by such removal.

14. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

                             COMMITTEES OF DIRECTORS

15. The Board of Directors may, by resolution passed by a majority vote of the Board, designate two or more of their number to constitute an Executive Committee, who shall consult with and advise the officers of the Corporation in all matters concerning the interests of the Corporation and the management of its business and affairs and exercise such powers of the Board of Directors as may be lawfully delegated by the Board of Directors, including the power to authorize the seal of the Corporation to be affixed to any papers requiring a seal. The Executive Committee shall consist of no fewer than two outside Directors for each Employee Director. It may meet at stated times, or on notice to all members of the Committee by any member thereof, and shall keep regular minutes of its proceedings and report the same to the Board when required. Vacancies in the membership of the Executive Committee shall be filled by the Board of Directors.

16. The Board of Directors may by majority vote of the Board designate other committees, each committee to consist of two or more outside Directors to each Employee Director. Each such committee shall have and exercise, to the extent provided by resolution of the Directors, such powers of the Board of Directors in the management of the business and affairs of the Corporation as may be lawfully delegated.

                            COMPENSATION OF DIRECTORS

17. Directors, as such, shall not receive any stated salary for their service, but, by resolution of the Board of Directors, may be compensated by a combination of (i) fixed amounts determined by the board and/or the appropriate Stock Option Plans, and (ii) incentive amounts tied to performance measures such as (but not limited to) profitability and increases in stock price, as established by the Board and/or the appropriate Stock Option Plans. In addition, Directors may be reimbursed for expenses of attendance at each regular or special meeting of the Board or any meeting of any committee, regardless of whether such attendance is in person or by conference call. Nothing contained in this Article 17 shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

                              MEETINGS OF THE BOARD

18. The first meeting of each newly elected Board shall be held at the same place as, and immediately after the conclusion of, the annual meeting of shareholders, unless otherwise determined either by vote of the shareholders at the annual meeting or by the unanimous consent in writing of all such newly elected Directors. No notice of such meeting to the newly elected Directors shall be necessary to constitute the meeting provided a quorum shall be present. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

19. Special meetings of the Board may be called by the Chairman of the Board on five days notice to each Director, either personally, by mail, by facsimile transmission, or by telegram. Personal notice shall be confirmed by mail, facsimile or telegram no less than two days prior to the meeting date. Special meetings shall be called by the Chairman of the Board in like manner and on like notice, upon the written request of two Directors. In the event that the time delay required by this Article would not be in the best interest of the Corporation, the Chairman of the Board may personally or at the direction by two Directors, call a meeting on twenty-four hours notice using any means of communication that would normally convey the notice and if a quorum is present at the meeting, it shall be deemed to have been properly called and convened.

20. At all meetings of the Board, the presence at a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the

     Articles of Incorporation or by these Bylaws. Attendance at any meeting of the Board may to the extent permitted by law, be by conference call. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may by majority vote adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

                                     NOTICES

21. Whenever under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail or by facsimile transmission, addressed to such Director or shareholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed, sent by facsimile transmission, or sent by telegram.

22. Whenever any notice is required to be given to a Director by law or by the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, before or at the time stated in such notice, or, in the case of a Meeting, the attendance of the Director, in person or by conference telephone, shall be deemed equivalent thereto.

23. (a) The officers of the Corporation shall be elected by the Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also appoint one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person, except those of (i) President and Vice President, and (ii) President and Secretary.

     (b) The Board of Directors, at its first meeting after each annual meeting of shareholders, shall choose a President, a Secretary, a Treasurer, and such other officers as the Board shall deem necessary and appropriate. Except for the President, none of the officers of the Corporation need be a member of the Board of Directors.

24. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such authority and shall perform such duties as from time to time shall be prescribed by the Board. The salaries of the President and of any other officer who is also a Director of the corporation shall be fixed by the Board of Directors. The salaries of all other officers and agents of the Corporation may be fixed by the president with the consent of the Board.

25. The officers of the Corporation shall hold office for one year or until their successors are elected and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer elected or consented to by the Board of Directors becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                                    PRESIDENT

26. (a) The president shall be responsible for general and active management of business affairs of the Corporation and shall see that all orders and resolutions of the Board are carried out. The President shall be an ex officio member of all committees of which he is not a member. The President shall preside at all meetings of both the shareholders and the Board of Directors at which he is present when neither the Chairman or Vice Chairman are present.

     (b) He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                                 VICE PRESIDENTS

27. Vice Presidents, including Senior and Executive Vice Presidents, shall, in accordance with procedures established by the President, with the concurrence of the Board of Directors, perform the duties and exercise the powers assigned by the President, and shall perform such other duties as the Board of Directors shall from time to time prescribe.

                       SECRETARY AND ASSISTANT SECRETARIES

28. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other standing committees when requested. The Secretary shall keep a register of the address of each shareholder and make all proper changes in such register, retaining and filing his authority for all such entries. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation, and, when authorized by the Board, shall affix the same to any instrument requiring a seal and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

29. The Assistant Secretaries, in the order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

                        TREASURER AND ASSISTANT TREASURER

30. The Treasurer shall have the custody of the corporate-funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

31. The Treasurer shall disburse funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

32. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under his control belonging to the Corporation.

33. The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

                              CERTIFICATES OF STOCK

34. The certificates of stock of the Corporation shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and the number of shares owned, shall bear the corporate seal and shall be signed by the President, or one of the Vice Presidents, and the Treasurer or by any two officers authorized by the Board of Directors, but where any such certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any of the officers and the seal of the Corporation upon such certificate may be facsimile, engraved or printed.

                                LOST CERTIFICATE

35. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion, as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                               TRANSFERS OF STOCK

36. Upon surrender to the corporation or to the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                              FIXING OF RECORD DATE

37. The Board of Directors may fix in advance a date not less than ten nor more than seventy days preceding the date of any meeting of shareholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and, in such case, such shareholders, and only such shareholders as shall be shareholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock in the books of the Corporation after any such record date fixed as aforesaid.

                             REGISTERED SHAREHOLDERS

38. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for registering any transfer of shares that are registered in the name of a fiduciary unless made with actual knowledge that the fiduciary is committing a breach of his obligation as fiduciary in making the transfer, or with knowledge of such facts that its action in registering the transfer amounts to bad faith.

                                    DIVIDENDS

39. Dividends on the shares of the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to any provisions with respect thereto in the Articles of Incorporation.

40. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

41. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

42. The fiscal year shall be determined by resolution of the Board or Directors.

                                   AMENDMENTS

43. These Bylaws may be altered or amended or repealed at any regular meeting of the shareholders or at any special meeting of the shareholders at which a quorum is present or represented, provided notice of the proposed alteration or amendment or repeal is contained in the notice of such Special meeting, by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board, or at any special meeting of the Board it notice of the proposed alteration or repeal is contained in the notice of such special meeting. Bylaws so made by the Directors may be altered or repealed by the sharcho1ders.

                      INSPECTION OF RECORDS BY SHAREHOLDERS

44. Any person who has been a shareholder of record for at least six months or who owns at least five percent all the outstanding shares of the corporation, shall have the right to examine, at the office of the Corporation, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, its books and records of account, minutes and record of shareholders, and to make extracts therefrom. Any shareholder who desires to exercise such right shall make written request therefor to the President or Secretary of the Corporation, stating the information desired, the person or persons to whom the information or records should be made available by the Corporation, and the time proposed not less than five
     (5) days from the date of the request for visiting the offices of the Corporation for this purpose. Upon the written request of any shareholder, the Corporation shall mail to such shareholder its most recently prepared financial statements showing its assets and liabilities and the results of its operations.

                                      SEAL

45. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words, "Corporate Seal, Virginia."

                    INDEMIFICATION OF OFFICERS AND DIRECTORS

46. The Corporation shall, to the fullest extent authorized or permitted by the Virginia Stock Corporation Act, indemnify any person who is or was a Director or officer of the Corporation, or any person who acts or has acted as an officer of Director of any other corporation at the request of the corporation, against any and all expenses (including attorneys' fees), costs, judgments, settlements, fines or liabilities incurred by such person in connection with any threatened, pending or completed action, suit or investigation to which such person is or was a party or is threatened to be made a party by reason of the fact that such person was or is such a Director or officer.

47. Except as otherwise provided by the Virginia Stock Corporation Act, in any proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of the shareholders of the Corporation, the damages assessed against an officer or Director arising out of a single transaction, occurrence or course of conduct shall not exceed ten dollars ($10.00).

                   APPLICATION OF CERTAIN STATUTORY PROVISIONS

48.  Article 14.1 of the Virginia Stock Corporation Act (including ss. 13.1 -
     728.1 - 728.9 thereof) and any successor thereto shall not apply to acquisitions of shares of the corporation.